As filed with the Securities and Exchange Commission on June 5, 2008
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Dell Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3571 (Primary Standard Industrial Classification Code Number)	74-2487834 (I.R.S. Employer Identification Number)

One Dell Way
Round Rock, Texas 78682
(512) 338-4400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lawrence P. Tu
Senior Vice President and General Counsel
Dell Inc.
One Dell Way
Round Rock, Texas 78682
(512) 338-4400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Janet B. Wright Director – Corporate Legal Dell Inc. One Dell Way Round Rock, Texas 78682 (512) 338-4400	Mark E. Betzen Jones Day 2727 North Harwood Street Dallas, Texas 75201 (214) 220-3939

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

		Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Proposed Maximum	Amount of
to be Registered	Registered	per Share (1)	Aggregate Offering Price (2)	Registration Fee (3)
Common Stock, $0.01 par value per share	5,841,982 Shares	$25.59	$149,496,319	$5,875.21

(1)	Highest price paid per share in connection with the original sale of the securities subject to the rescission offer covered by this registration statement.

(2)	Represents the product of the amount to be registered and the proposed maximum offering price per share.

(3)	Calculated pursuant to Rule 457(j) on the basis of the proposed maximum offering price described in Note 2.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell or buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or buy these securities and it is not soliciting an offer to sell or buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated [•], 2008

PROSPECTUS

Dell Inc.

5,841,982 Shares
Common Stock
Rescission Offer

We are offering, under the terms and conditions described in this prospectus, to rescind (the “Rescission Offer”) the previous purchase of 5,841,982 shares of our common stock (the “Shares”), par value $0.01 per share, by persons who acquired such shares through the Dell Inc. Stock Purchase Plan (the “ESPP”) by payroll deductions during the four quarterly periods ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006 (the “Purchase Period”).

The Rescission Offer applies to Shares purchased during the Purchase Period at prices approximately ranging from $19.44 per Share to $25.59 per Share. If you purchased Shares pursuant to the ESPP during the Purchase Period and accept the Rescission Offer, you will receive:

•	In the event you sold such Shares at a loss, an amount equal to the excess of the amount you paid for such Shares over the proceeds from your sale of the Shares, plus interest.

•	In the event you currently hold such Shares, upon your tender of such Shares to us by accepting the Rescission Offer, the amount you paid for such Shares, plus interest from the date of the purchase. However, we will not rescind the purchase of the Shares if the amount you paid for the Shares, plus interest, is less than the value of the Shares on the date of expiration of this Rescission Offer.

Although this prospectus uses the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

The Rescission Offer will expire at 3:00 p.m., U.S. Central Time, on September 26, 2008 (the “Expiration Date”), which is [•] days from the date of this prospectus.

Our common stock is listed on The NASDAQ Stock Market under the trading symbol “DELL.” The last reported sale price of our common stock (as reported on The NASDAQ Stock Market) on [•], 2008, was $[•] per share. Our principal executive offices are located at One Dell Way, Round Rock, Texas 78682. Our telephone number is (512) 338-4400.

You may elect to accept the Rescission Offer by submitting a Rescission Offer Election Form to us and, with respect to Shares you currently own, delivering those Shares to American Stock Transfer & Trust Company (“AST”) on or before the Expiration Date, in each case in accordance with the instructions to the Rescission Offer Election Form. You do not need to take any action to reject the Rescission Offer. If you fail to return a properly completed Rescission Offer Election Form (together with any other required documents) on or before the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. In addition, if you fail to deliver Shares that you currently own to AST on or before the Expiration Date, you will be deemed to have rejected the Rescission Offer with respect to those Shares. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register shares of our common stock purchased pursuant to the ESPP during the Purchase Period. In any event, such claim may be barred by applicable statutes of limitation. See “Risk Factors – Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer” on page [•].

Investing in our common stock involves risks.  See “Risk Factors” on page [•].

The Shares subject to the Rescission Offer may be deemed not to have been properly registered under the Securities Act of 1933, as amended (the “Securities Act”), because we inadvertently exceeded the number of shares of our common stock registered with the Securities and Exchange Commission (the “SEC”) for offer and sale to participants under the ESPP. This prospectus is part of a Registration Statement on Form S-1 filed with the SEC to register these shares, regardless of whether or not you accept the Rescission Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2008

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus is not an offer to sell or buy nor is it soliciting an offer to buy or sell these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of its date and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Dell,” “we,” “us,” and “our” refer to Dell Inc. and its subsidiaries.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which we refer you in this prospectus contain “forward-looking statements” that are based on Dell’s current expectations. Actual results in future periods may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. In addition to other factors and matters contained or incorporated by reference in this document, including those disclosed under “Risk Factors,” these statements are subject to risks, uncertainties and other factors, including, among others:

•	our expectations regarding the effect of the Rescission Offer on the rescission or damage rights of ESPP participants;

•	the applicability of exemptions from state law with respect to the sale and issuance of the Shares and to the Rescission Offer;

•	general economic, business and industry conditions;

•	our ability to maintain a cost advantage over our competitors;

•	our ability to generate substantial non-U.S. net revenue;

•	our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends;

•	information technology and manufacturing infrastructure failures;

•	our ability to effectively manage periodic product transitions;

•	disruptions in component or product availability;

•	our reliance on vendors;

•	our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers;

•	our ability to access the capital markets;

•	our ability to maintain a strong internal control environment;

•	litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters;

•	our acquisition of other companies;

•	our ability to properly manage the distribution of our products and services;

•	our cost-cutting measures;

•	effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms;

•	our ability to attract, retain and motivate key personnel;

•	loss of government contracts;

•	expiration of tax holidays or favorable tax rate structures;

•	changing environmental laws;

•	the effect of armed hostilities, terrorism, natural disasters and public health issues; and

•	other risks detailed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2008. See “Where You Can Find More Information” on page [•] of this prospectus.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the ESPP who acquired shares by payroll deductions during the four quarterly periods ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006. Please refer to “The Rescission Offer” beginning on page [•] and the more detailed information contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus, which you should read carefully.

Q:	Why are we making the Rescission Offer?

A:	We are offering to repurchase up to 5,841,982 shares of our common stock from persons who purchased those shares under the ESPP, that may not have been exempt from registration under the Securities Act. We have discovered that we inadvertently exceeded the number of shares of our common stock registered with the SEC for sale and issuance to participants in the ESPP.

We are making the Rescission Offer with regard to 5,841,982 unregistered Shares sold pursuant to the ESPP during the four quarterly periods ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of Shares by ESPP participants. Non-employee members of our Board of Directors were not eligible to participate in the ESPP and therefore are not eligible to participate in the Rescission Offer. Our current executive officers and employee members of our Board of Directors who purchased Shares pursuant to the ESPP during the Purchase Period do not intend to participate in the Rescission Offer.

Q:	What will I receive if I accept the Rescission Offer?

A:	The answer to this question depends on whether you still hold the Shares purchased pursuant to the ESPP during the Purchase Period:

•	If you have sold such Shares at a loss, we will pay you in U.S. dollars an amount equal to the amount of the loss, plus interest at a rate of 5.27% per year. Interest will be paid on the amount you originally paid for the Shares during the period from the date of your purchase of the Shares through the date of your sale of the Shares and on the loss you realized from your sale of the Shares from the date of your sale through the date that payment is made by us.

•	If you currently own such Shares, we will repurchase in U.S. dollars such Shares for the amount you paid for such Shares, plus interest at a rate of 5.27% per year from the date you purchased the Shares through the date that payment is made by us. However, we will not rescind the purchase of the Shares if the amount you paid for the Shares, plus interest (to the Expiration Date), is less than the value of the Shares as of the Expiration Date, as it would not be economically beneficial to you.

Proceeds may be paid through Dell payroll and/or a third party provider. Any amounts not paid through Dell payroll will be paid to you in U.S. dollars. You should consider your cost to convert U.S. dollars into your local currency, if applicable.

Q:	What interest rate will be used in calculating any amounts owed to me?

A:	We will use an annual interest rate of 5.27%, which is calculated on the basis of the highest weekly average 1-year constant maturity Treasury yield in effect at any time during the Purchase Period.

Q:	Am I required to accept the Rescission Offer?

A:	No. You are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary. If you are an employee of Dell, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Q:	Should I accept the Rescission Offer?

A:	You must make your own decision whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

•	you sold Shares you purchased during the Purchase Period for less than you paid for them, or

•	you now own Shares you purchased during the Purchase Period that on the Expiration Date will be worth less than the Rescission Offer price for those Shares (i.e., the price you paid for the Shares, plus interest).

However, in making your decision whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including your cost to convert U.S. dollars into your local currency, if applicable, and the potential tax consequences of accepting the Rescission Offer (see “Material U.S. Federal Income Tax Consequences”) and, if you now own Shares you purchased during the Purchase Period, the possibility that the value of those Shares may increase or decrease after the Expiration Date.

In addition, you should note that, under the terms of the Rescission Offer, we will not rescind the purchase of any Shares unless you return to us a Rescission Offer Election Form indicating that (1) you sold Shares you purchased during the Purchase Period for less than you paid for them, accompanied by proof reasonably satisfactory to us evidencing the sale of those Shares, and/or (2) you now own Shares you purchased during the Purchase Period that on the Expiration Date are worth less than the Rescission Offer price. Reasonably satisfactory proof of loss would include confirmation of shares sold on official broker letterhead that details the cost of sale or actual sale price, Form 1099B statements showing the sales proceeds or transactional statements on your broker’s letterhead. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

WE URGE YOU TO REVIEW THIS PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

If you have any questions about the Rescission Offer, you can call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877 [•], Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.

Q:	Where can I obtain purchase and sales history about my Shares?

A:	You should review your ESPP purchase and sales history to determine whether you should accept all or a part of this Rescission Offer. Unless you live in Brazil, you can view your transaction detail online through E*TRADE at www.etrade.com/stockplans. U.S. residents can also call E*TRADE customer service at 1-800-838-0908 for assistance. Non-U.S. residents (other than Canadian residents) can call E*TRADE customer service at +1-650-599-0125. Canadian residents can call E*TRADE customer service at 1-877-283-0703. Brazilian residents should call UBS customer service at +[Phone number] for transaction detail. If you have transferred your shares to another broker, contact your current broker for assistance.

Q:	What is the effect of the Rescission Offer on my ability to assert claims?

A:	The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer.

For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors–The Rescission Offer may not bar claims relating to our non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors–Your right of rescission, if any, under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

Q:	May I accept the Rescission Offer in part?

A:	Yes. You may accept the Rescission Offer for all or part of the Shares that were purchased during the Purchase Period that you still own, as well as all or part of the Shares that you purchased during the Purchase Period that you sold at a loss. As described above, however, if you accept the Rescission Offer, we will only repurchase those Shares you now own that, as of the Expiration Date, have a value less than the price you paid for the Shares, plus interest (to the Expiration Date).

Q:	What happens if I accept the Rescission Offer for Shares that I currently own but the amount I would receive for the Shares is less than the value of the Shares on the Expiration Date?

A:	If you submit a Rescission Offer Election Form to us for Shares you currently own and deliver those Shares to AST, we will not repurchase those Shares for which the price per share that you paid, plus interest (to the Expiration Date), is less than the value of a Share as of the Expiration Date. Accordingly, you will continue to own those Shares. Dell will not charge any expense of returning those Shares to you; your broker may, however, charge some fee to take the shares back from AST. AST will contact you after the Expiration Date with more information on how your Shares will be returned to you.

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 3:00 p.m., U.S. Central Time, on September 26, 2008, which is [•] days from the date of this prospectus.

Q:	What do I need to do now to accept the Rescission Offer?

A:	If you want to accept the Rescission Offer with respect to Shares you currently own, please mail or fax a properly completed Rescission Offer Election Form (together with any other required documents) to us and deliver the Shares to AST in accordance with the instructions to the Rescission Offer Election Form. If you want to accept the Rescission Offer with respect to Shares you have sold, please mail or fax a properly completed Rescission Offer Election Form (together with any other required documents) to us in accordance with the instructions to the Rescission Offer Election Form. Reasonably satisfactory proof of loss would include confirmation of shares sold on official broker letterhead that details the cost of sale or actual sale price, Form 1099B statements showing the sales proceeds or transactional statements on your broker’s letterhead. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.

You may mail or fax to us your Rescission Offer Election Form along with the attached Form W-9 or Form W-8BEN. Only US Persons (which includes US citizens and residents) need to complete the Form W-9; non-US Persons need to complete the Form W-8BEN. Please review the Instructions to Rescission Offer Election Form to determine if you qualify as a US Person. In order to accept the Rescission Offer, you must complete, sign and date the Rescission Offer Election Form, along with the attached Form W-9 or Form W-8BEN, and return them by mail or fax so that they are received by us on or before 3:00 p.m., U.S. Central Time, on September 26, 2008. You may mail your Rescission Offer Election Form, satisfactory proof of your sale history (if applicable), and your Form W-9/W-8BEN to:

Dell Inc. Rescission Offer
70 University Avenue, P.O. Box 5
Toronto, ON
M5J 2M4

If you prefer to return your completed Rescission Offer Election Form and accompanying documentation via overnight delivery or you request delivery confirmation from the USPS, you may send your materials to:

Dell Inc. Rescission Offer
70 University Avenue, 8th Floor
Toronto, ON
M5J 2M4
[phone number]

You may fax your Rescission Offer Election Form together with any other required documents to [•].

If you choose to accept the Rescission Offer, we recommend that you mail or fax the Rescission Offer Election Form and Form W-9/W-8BEN sufficiently in advance of the Expiration Date to ensure its receipt by the deadline specified above. In addition, you should make arrangements sufficiently in advance to ensure your Shares are delivered to AST by the Expiration Date at the following address:

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219
Attn: Carlos Pinto

Your stock certificate MUST include your identification number located on your Rescission Offer Election Form as Shares will not be accepted without it. You will be deemed to have rejected the Rescission Offer if your identification number is not included with your stock certificate.

The method for returning the Rescission Offer Election Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax number indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

YOUR PROPERLY COMPLETED RESCISSION OFFER ELECTION FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS) MUST BE LEGIBLE AND RECEIVED BY US ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. IN ADDITION, IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO SHARES YOU CURRENTLY OWN, AST MUST RECEIVE DELIVERY OF THOSE SHARES ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES. IF YOU HAVE ALREADY SOLD SHARES SUBJECT TO THE RESCISSION OFFER AT A LOSS, YOU MUST ENCLOSE WITH THE RESCISSION OFFER ELECTION FORM PROOF REASONABLY SATISFACTORY TO US EVIDENCING THE BONA FIDE SALE OF THOSE SHARES TO A THIRD PARTY, INCLUDING THE SALE PRICE FOR THOSE SHARES, OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES. REASONABLY SATISFACTORY PROOF OF LOSS WOULD INCLUDE CONFIRMATION OF SHARES SOLD ON OFFICIAL BROKER LETTERHEAD THAT DETAILS THE COST OF SALE OR ACTUAL SALE PRICE, FORM 1099B STATEMENTS SHOWING THE SALES PROCEEDS OR TRANSACTIONAL STATEMENTS ON YOUR BROKER’S LETTERHEAD. IF THE SALE PRICE WAS PAID IN PROPERTY, THE PRICE WILL BE DEEMED TO BE THE FAIR MARKET VALUE OF SUCH PROPERTY AT THE TIME OF SALE. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ELECTION FORM HAS BEEN PROPERLY COMPLETED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO AST, WHETHER THE PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

As indicated above, US Persons should complete and return the Form W-9 attached to the Rescission Offer Election Form. Non-US Persons should complete and return the enclosed Form W-8BEN. Please review the Instructions to Rescission Offer Election Form to determine if you qualify as a US Person. You may participate in the Rescission Offer even if you don’t complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Election Form, we may be required to withhold additional amounts from Rescission Offer payments to you (generally at a 28% or 30% rate).

Following the Expiration Date, upon request we will mail to you a Confirmation Statement confirming your acceptance of the Rescission Offer and detailing the Rescission Offer transactions and disbursement of all proceeds in accordance with the terms of this prospectus. To request a Confirmation Statement, you should call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877 [•], Monday through Friday between the hours 8:00 a.m. and 8:00 p.m., U.S. Central Time. Proceeds will be disbursed within eight weeks following the Expiration Date. All or part of your payment may be paid via Dell payroll. Any amounts that are not paid via Dell payroll will be paid to you by a third party provider in U.S. dollars. Unless you instruct us otherwise, any proceeds sent via third party will be sent to the address to which this prospectus was mailed. If this address is incorrect, please contact the HR Service Center at 1-888-335-5663, option 3 between the hours of 9:00 a.m. and 4:00 p.m. Central Time to update your address.

We recommend that you write down your identification number printed on the front of your Rescission Offer Election Form. You will need to provide that identification number if you change your mind and decide to revoke your acceptance prior to the Expiration Date.

If you own the Shares subject to the Rescission Offer through a broker or other nominee, please see the next question.

Q:	What do I need to do to accept the Rescission Offer if I hold Shares through a broker or other nominee?

A:	If you purchased, and still hold, Shares subject to the Rescission Offer through a broker or other nominee and you desire to accept the Rescission Offer, you should contact your broker or other nominee promptly and instruct it to accept the Rescission Offer on your behalf. Shares delivered electronically through a broker or other nominee via DWAC should be sent to AST. AST’s DWAC participant number is 2941. You must advise your broker or other nominee to deliver your Shares via the “DWAC” system to DWAC agent 2941 AST. Because it may take your broker or other nominee several weeks to deliver your Shares to AST, you should contact your broker or other nominee as soon as practicable. Please make sure your broker or other nominee includes in the comments field your unique identification number located on your Rescission Offer Election Form or your Shares will not be accepted. You will be deemed to have rejected the Rescission Offer if your identification number is not included in the comments field. Please do not send your Rescission Offer Election Form to AST. If you hold the Shares subject to the Rescission Offer through a broker or other nominee who accepts the Rescission Offer on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult with your broker or other nominee to determine whether any charges will apply.

Q:	What is considered proof of a bona fide transaction?

A:	If you have sold Shares to a third party in a bona fide transaction, you will need to provide proof reasonably satisfactory to Dell evidencing the sale. Satisfactory proof of the sale price of those Shares may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of a bona fide sale is not reasonably satisfactory to Dell, you will be deemed to have rejected the Rescission Offer. In addition, we may require evidence that any sale of Shares was a bona fide transfer of those Shares.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to reject the Rescission Offer.

Q:	What happens if I fail to properly complete or deliver any of the required documents or take any other required action in a timely manner?

A:	If you do not properly complete or deliver any of the required documents or take any other required action in a timely manner, you will be deemed to have rejected the Rescission Offer unless the Company in its sole discretion elects to waive the requirement for a particular document or action, or to extend the deadline for the delivery of any required document or the taking of any required action, as applicable.

If you do not return a properly completed Rescission Offer Election Form (together with any other required documents) to us and/or, in the case of Shares you currently own, do not deliver the Shares to AST, on or before 3:00 p.m., U.S. Central Time, on the Expiration Date, you will be deemed to have rejected the Rescission Offer. If you have already sold Shares subject to the Rescission Offer at a loss, you must enclose with the Rescission Offer Election Form proof reasonably satisfactory to us evidencing the bona fide sale of those Shares to a third party, including the sale price for those Shares, or you will be deemed to have rejected the Rescission Offer with respect to those Shares.

If you reject the Rescission Offer, you will not receive any payment with respect to the Shares subject to the Rescission Offer. In addition, the Shares that you now own and that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus and, unless you are deemed to be an affiliate (as defined in Rule 144 under the Securities Act) of Dell, those shares will be freely tradeable in the public market after the Expiration Date.

Q:	Can I change my mind after I have mailed my signed Rescission Offer Election Form?

A:	Yes. You can change your decision about accepting or rejecting the Rescission Offer at any time on or before the Expiration Date.

If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Election Form, you may reject the Rescission Offer by mailing or faxing a notice that includes your name, signature, address, identification number and a clear indication that you are rejecting the Rescission Offer. You may mail your notice of rejection to:

Dell Inc. Rescission Offer
70 University Avenue, P.O. Box 5
Toronto, ON
M5J 2M4

If you prefer to send us your notice of rejection via overnight delivery or you request delivery confirmation from the USPS, you may send your notice of rejection to:

Dell Inc. Rescission Offer
70 University Avenue, 8th Floor
Toronto, ON
M5J 2M4
[phone number]

You may fax your notice of rejection to [•].

THIS NOTICE OF REJECTION MUST BE LEGIBLE AND RECEIVED AT THE ABOVE ADDRESS ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE. OTHERWISE YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE ORIGINAL RESCISSION OFFER ELECTION FORM.

Q:	When will I receive payment for my shares if I properly accept the Rescission Offer?

A:	Following the Expiration Date, upon request we will mail to you a Confirmation Statement confirming your acceptance of the Rescission Offer and detailing the Rescission Offer transactions and disbursement of all proceeds in accordance with the terms of this prospectus. To request a Confirmation Statement, you should call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877 [•], Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time Unless you instruct us otherwise, your proceeds from the Rescission Offer, less required tax withholding, will be mailed to the address to which this prospectus was mailed. All or part of your payment may be paid via Dell payroll. Any amounts that are not paid via Dell payroll will be paid to you by a third party provider in U.S. dollars. If this address is incorrect, please contact the HR Service Center at 1-888-335-5663, option 3, between the hours of 9:00 a.m. and 4:00 p.m., U.S. Central Time, to update your address. Your proceeds will be sent to you within eight weeks following the Expiration Date.

Q:	Who can help answer my questions?

A:	If you have questions regarding the Rescission Offer, you may call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877 [•], Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Cautionary Statement Regarding Forward-Looking Statements” above and the risks identified in our Annual Report on Form 10-K for the year ended February 1, 2008, including those risks identified under the caption “Risk Factors” in our Annual Report on Form 10-K. Please see “Where You Can Find More Information” on page [•].

The Rescission Offer may not bar claims relating to our possible non-compliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our possible non-compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. Should the Rescission Offer be rejected, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws. In any event, we do not expect the Rescission Offer to have a material impact on our financial condition or liquidity.

Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale of Shares that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims as a result of the Rescission Offer.

Generally, the statute of limitations for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. The Company believes that the one-year federal statute of limitations on sales of ESPP shares has expired and that ESPP participants now have no federal rescission rights. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state registration or disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have.

OUR COMPANY

Dell listens to customers and delivers innovative technology and services they trust and value. As a leading technology company, we offer a broad range of product categories, including desktop PCs, servers and networking products, storage, mobility products, software and peripherals, and services. According to the IDC Worldwide Quarterly PC Tracker, we are the number one supplier of personal computer systems in the United States, and the number two supplier worldwide.

Our company is a Delaware corporation and was founded in 1984 by Michael Dell on a simple concept: by selling computer systems directly to customers, we can best understand their needs and efficiently provide the most effective computing solutions to meet those needs. Our corporate headquarters are located in Round Rock, Texas, and we conduct operations worldwide through subsidiaries.

Our principal executive offices are located at One Dell Way, Round Rock, Texas 78682. Our telephone number is (512) 338-4400.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

We are offering to repurchase up to 5,841,982 shares of our common stock from persons who purchased those shares under the ESPP that may have been required to be registered under the Securities Act. We have discovered that we inadvertently exceeded the number of shares of our common stock registered with the SEC for offer and sale to participants in the ESPP.

We are making this Rescission Offer with regard to 5,841,982 unregistered Shares sold pursuant to the ESPP during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of Shares by ESPP participants. Non-employee members of our Board of Directors were not eligible to participate in the ESPP and therefore are not eligible to participate in the Rescission Offer. Our current executive officers and employee directors who purchased Shares pursuant to the ESPP during the Purchase Period do not intend to participate in the Rescission Offer.

Effect of the Rescission Offer

If you reject or fail to timely accept the Rescission Offer in accordance with the terms and conditions set forth in this prospectus and the instructions to the Rescission Offer Election Form by 3:00 p.m., U.S. Central Time, on the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus, you will retain ownership of the Shares you own and will not receive any payment for any Shares subject to the Rescission Offer (including any Shares that you may have previously sold). In addition, the Shares that you now own that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus and, unless you are deemed to be an “affiliate” (as defined in Rule 144 under the Securities Act) of Dell, those shares will be freely tradable in the public market after the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. For federal securities law purposes, rejection or the failure to accept a rescission offer may not terminate an offeree’s right to bring a civil action against the offeror for failure to register securities under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.

The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of the Shares that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.

Generally, the federal statute of limitations for enforcement of such statutory rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements, but in no event later than three years after the security was bona fide offered to the public. The Company believes that the one-year federal statute of limitations on sales of ESPP shares has expired and that ESPP participants now have no federal rescission rights. Statutes of limitations under state laws vary by state, with the limitation period under many state statutes not typically beginning until the facts giving rise to the violation are known. Our Rescission Offer is not an admission that we did not comply with any federal or state registration or disclosure requirement nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires under federal or state law can be a difficult issue, and you should consult with an attorney if you have any questions regarding how federal or state statutes of limitations may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Terms of the Rescission Offer

If you purchased Shares through the ESPP during the Purchase Period and have already sold those Shares at a loss, you may accept the Rescission Offer, in which case you will receive in U.S. dollars an amount equal to the amount you paid for the Shares less the proceeds you received for the sale of the Shares, plus interest at a rate of 5.27% per year. Interest will be paid on the amount originally paid for the Shares from the date you purchased the Shares through the date you sold the Shares. Interest will also be paid on the loss realized from your sale of the Shares from the date of such sale through the date that payment is made by us.

If you currently own Shares purchased through the ESPP during the Purchase Period, you may also accept the Rescission Offer with respect to any of those Shares, and we will repurchase in U.S. dollars those Shares from you, in which case you will receive the amount you paid for the Shares, plus interest at a rate of 5.27% per year for the period from the date you purchased the Shares to the date payment is made by us. However, we will not rescind the purchase of any Share if the price you paid for the Share plus interest (to the Expiration Date) is less than the value of the Share as of the Expiration Date, as it would not be economically beneficial to you.

Although this prospectus uses the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

Federal law does not provide a specific rate of interest to be used in rescission offers. We have determined that an appropriate interest rate to be applied in this Rescission Offer is the weekly average 1-year constant maturity Treasury yield (“CMT”), as published by the Board of Governors of the Federal Reserve System. We have selected the CMT rate in effect on both June 30, 2006, and July 7, 2006, (5.27%), which was the highest CMT rate in effect for any calendar week during the Purchase Period and significantly higher than the CMT rate in effect on the date of this prospectus. Consequently, we will apply an annual rate of interest of 5.27% to all interest rate calculations used in this Rescission Offer.

The Rescission Offer will expire at 3:00 p.m., U.S. Central Time, on September 26, 2008, which is [•] days from the date of this prospectus. If all deliveries and other actions required to validly accept the Rescission Offer are completed in accordance with the terms and conditions set forth in this prospectus and the instructions to the Rescission Offer Election Form prior to the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect to send you payment of any proceeds to which you are entitled within eight weeks following the Expiration Date. Proceeds may be paid through Dell payroll and/or a third party provider. Any amounts not paid through Dell payroll will be paid to you in U.S. dollars. In deciding whether to accept the Rescission Offer, you should consider your cost to convert U.S. dollars into your local currency, if applicable.

As of [•], 2008, the closing sale price of our common stock (as reported on The NASDAQ Stock Market) was $[•] per share. If you still own Shares, you should obtain current price information regarding our common stock prior to deciding whether to accept or reject the Rescission Offer.

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How to accept the Rescission Offer

Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold Shares purchased during the Purchase Period at a loss, or if you currently hold Shares purchased during the Purchase Period and the value of a Share on the Expiration Date is less than the price you paid for the Share, plus interest (to the Expiration Date).

You may mail or fax to us your Rescission Offer Election Form. In order to accept the Rescission Offer, you must complete the Rescission Offer Election Form, along with the attached Form W-9 or Form W-8BEN, and return them by mail or fax so that they are received by us on or before 3:00 p.m., U.S. Central Time, on September 26, 2008. US Persons (which includes US citizens and residents) need to complete and return the Form W-9. Non-US Persons need to complete and return the enclosed Form W-8BEN. Please review the Instructions to Rescission Offer Election Form to determine if you qualify as a US Person. You may mail your Rescission Offer Election Form, your Form W-9/W-8BEN, and satisfactory proof of your sale history (if applicable) to:

Dell Inc. Rescission Offer
70 University Avenue, P.O. Box 5
Toronto, ON
M5J 2M4

If you prefer to return your completed Rescission Offer Election Form and accompanying documentation via overnight delivery or you request delivery confirmation from the USPS, you may send your materials to:

Dell Inc. Rescission Offer
70 University Avenue, 8th Floor
Toronto, ON
M5J 2M4
[phone number]

You may fax your Rescission Offer Election Form together with any other required documents to [•].

If you choose to accept the Rescission Offer, we recommend that you mail or fax your Rescission Offer Election Form together with any other required documents sufficiently in advance of the Expiration Date to ensure its receipt by the deadline specified above. In addition, you should make arrangements sufficiently in advance to ensure that Shares you currently own and want us to repurchase are returned to AST by 3:00 p.m., U.S. Central Time, on the Expiration Date at the following address:

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219
Attn: Carlos Pinto

If you have already sold Shares subject to the Rescission Offer at a loss, we must receive by the deadline specified above proof reasonably satisfactory to us evidencing the bona fide sale of those Shares to a third party, including the sale price for those Shares. The method for returning the Rescission Offer Election Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

YOUR PROPERLY COMPLETED RESCISSION OFFER ELECTION FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS) MUST BE LEGIBLE AND RECEIVED BY US ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. IN ADDITION, IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO SHARES YOU CURRENTLY OWN, AST MUST RECEIVE DELIVERY OF THOSE SHARES ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES. IF YOU HAVE ALREADY SOLD SHARES SUBJECT TO THE RESCISSION OFFER AT A LOSS, YOU MUST ENCLOSE WITH THE RESCISSION OFFER ELECTION FORM PROOF REASONABLY SATISFACTORY TO US EVIDENCING THE BONA FIDE SALE OF THOSE SHARES TO A THIRD PARTY, INCLUDING THE SALE PRICE FOR THOSE SHARES, OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER AND WHETHER YOU HAVE VALIDLY DONE SO.

As indicated above, US Persons should complete and return the Form W-9 attached to the Rescission Offer Election Form, and Non-US Persons should complete and return the enclosed Form W-8BEN. Please review the Instructions to the Rescission Offer Election Form to determine if you qualify as a US Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Election Form, we may be required to withhold additional amounts from Rescission Offer payments to you (generally at a 28% or 30% rate).

Certain Shares sold pursuant to the ESPP during the Purchase Period were registered in the name of the Depository Trust Company or its nominee, which we refer to in this prospectus as “DTC.” DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers , banks, trust companies, clearing corporations and other organizations. If you purchased, and still hold, Shares subject to the Rescission Offer through an account maintained by a DTC participant and you desire to accept the Rescission Offer, you should contact your DTC participant promptly and instruct it to accept the Rescission Offer on your behalf. Shares delivered electronically through a broker or other nominee via DWAC should be sent to American Stock Transfer & Trust Company (AST). AST’s DWAC participant number is 2941. You must advise your broker or other nominee to deliver your Shares via the “DWAC” system to DWAC agent 2941 AST. Because it may take your broker or other nominee several weeks to deliver your Shares to AST, you should contact your broker or other nominee as soon as practicable. Please make sure your broker or other nominee includes in the comments fields your unique identification number located on your Rescission Offer Election Form as Shares will not be accepted and you will be deemed to have rejected the Rescission Offer without your identification number. Please do not send your Rescission Offer Election Form to AST.

If you hold the Shares subject to the Rescission Offer through a broker or other nominee who accepts the Rescission Offer on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult with your broker or other nominee to determine whether any charges will apply.

If you currently own Shares subject to the Rescission Offer and you hold certificates for those Shares, you must mail the certificates for the Shares to be repurchased by us to AST, properly endorsed for transfer, with your signature guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program. Your mailing must include the identification number located on the Rescission Offer Election Form. Please do not send your Rescission Offer Election Form to AST. If you fail to include the identification number with your Share certificates you will be deemed to have rejected the Rescission Offer. Your Share certificates should be sent certified or registered mail and, for your protection, they should be insured for at least 2% of the value. The mailing address of AST is:

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219
Attn: Carlos Pinto

If you have already sold Shares subject to the Rescission Offer at a loss, you must enclose with the Rescission Offer Election Form proof reasonably satisfactory to us evidencing the bona fide sale of those Shares to a third party, including the sale price for those Shares. Satisfactory proof of the sale price of those Shares may take the form of a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, you will be deemed to have rejected the Rescission Offer. In addition, we may require evidence that any sale of those Shares was a bona fide transfer to a third party.

How to reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Election Form, you may reject the Rescission Offer by mailing or faxing a notice that includes your name, signature, address, identification number and a clear indication that you are rejecting the Rescission Offer. You may mail your notice of rejection to:

Dell Inc. Rescission Offer
70 University Avenue, P.O. Box 5
Toronto, ON
M5J 2M4

If you prefer to send us your notice of rejection via overnight delivery or you request delivery confirmation from the USPS, you may send your notice of rejection to:

Dell Inc. Rescission Offer
70 University Avenue, 8th Floor
Toronto, ON
M5J 2M4
[phone number]

You may fax your notice of rejection to [•].

If you have previously accepted the Rescission Offer and you change your mind, we must receive this notice of rejection on or before 3:00 p.m., U.S. Central Time, on the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your original Rescission Offer Election Form.

IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

If a DTC participant accepted the Rescission Offer on your behalf by submitting a Rescission Offer Election Form and you want to reject the Rescission Offer, then you must instruct the DTC participant to submit a notice of rejection according to the procedure described above.

If we receive a notice of rejection before the Expiration Date and you have previously delivered Shares to AST, AST will return the Shares to you as soon as practicable without any expense to you. AST will contact you after the Expiration Date with more information on how your Shares will be returned to you.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any Shares that may be tendered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

If you have questions about the Rescission Offer, you may call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877 [•], Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not discuss any state, local or foreign tax consequences, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. This discussion only applies if you are an individual citizen or resident of the United States. Residents of or persons subject to taxation in other countries are urged to seek advice from independent tax counsel in those countries, since the tax laws of those countries may differ substantially from those of the United States.

To ensure compliance with U.S. Treasury Department Circular 230, we inform you that the following discussion (and any other discussion of U.S. federal tax issues herein) is written in connection with the promotion or marketing of the Rescission Offer and is not intended to be relied upon, and cannot be relied upon) by a participant in such offer for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code. Each prospective participant in the Rescission Offer should seek advice based on his or her own particular circumstances from an independent tax advisor.

Persons Selling Shares They Now Hold Under the Rescission Offer

Overview. For U.S. federal income tax purposes, it is expected that holders who sell Shares to us pursuant to the Rescission Offer will (i) in the case of Shares acquired through payroll deductions in the three quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, recognize taxable ordinary compensation income to the extent the amount received exceeds the amount paid for those Shares and (ii) in the case of Shares acquired through payroll deductions in the quarter ended December 31, 2006, recognize ordinary compensation income to the extent that the fair market value of those Shares at the time of purchase exceeded the price paid for the Shares, together with a capital loss to the extent that the fair market value of the Shares at the time of purchase exceeds the price received for the Shares pursuant to the Rescission Offer. We intend to treat the purchase of the Shares pursuant to the Rescission Offer as a taxable redemption of stock arising out of a potential securities law claim, and the remainder of this discussion assumes the correctness of such treatment. A taxable redemption of stock would normally be expected to cause most holders to recognize capital gain income (either short term or long term, depending on their holding period) equal to the excess of the amount received over the price paid for the Shares. As discussed below, however, the tax consequences of accepting the Rescission Offer are governed by special tax rules that apply to employee stock purchase plans like the ESPP.

Shares Acquired Through Payroll Deductions in the Quarters Ended March 31, 2006, June 30, 2006 and September 30, 2006. The following discussion applies only to Shares you now hold that you acquired under the ESPP through payroll deductions in the three quarters ended March 31, 2006, June 30, 2006 and September 30, 2006. Because those Shares were initially acquired by you under the ESPP at a discount to their fair market value, Section 423(c) of the Code requires that your gain on the repurchase of such Shares pursuant to the Rescission Offer be treated as ordinary compensation income (rather than gain from sale of stock) to the extent of the lesser of (1) the excess of fair market value of your Shares upon disposition (which we intend to interpret as being equal to the amount paid to you) over the amount paid for them (i.e., the total gain recognized for tax purposes) or (2) the excess of fair market value of the Shares at the time you were granted the right to buy the shares over the price you paid for the Shares. Given stock prices on the relevant dates and the price being offered in the Rescission Offer, it is expected that this will result in all of your gain being characterized as ordinary compensation income.

Shares Acquired Through Payroll Deductions in the Quarter Ended December 31, 2006. The following discussion applies only to Shares you now hold that you acquired under the ESPP through payroll deductions in the quarter ended December 31, 2006. If Shares acquired under the ESPP are sold by you within two years after you were first granted the right to purchase the Shares (a “disqualifying disposition”), Section 423(a) of the Code requires that in the year of disposition you recognize ordinary compensation income to the extent that the fair market value of the Shares on the date of your acquisition exceeded the price you paid for them. It is anticipated that your acceptance of the Rescission Offer will constitute a disqualifying disposition with respect to any Shares that you purchased under the ESPP at the end of the calendar quarterly period ended December 31, 2006 (since your right to purchase those Shares would have been granted on October 1, 2006, which is less than two years before your disposition). In that event, you will recognize ordinary compensation income in the amount noted above and a capital loss on the sale of your Shares (to the extent the ordinary compensation income so recognized plus the price you paid for the Shares exceeds the amount received for the Shares pursuant to the Rescission Offer).

In general, capital losses may not be offset against your ordinary compensation income, except to the extent of $3,000 per year, but unused capital losses may be carried forward indefinitely to offset future capital gains. In the case of a disqualified disposition, then, depending upon your ability to use capital losses, it is possible (as illustrated by the hypothetical examples below) that you will pay tax at ordinary income tax rates on an amount greater than your economic gain on the repurchase. The resulting tax disadvantage may reduce or even outweigh your non-tax economic benefits from accepting the Rescission Offer. Thus, if your acceptance would result in a disqualifying disposition with respect to any of your Shares, you are strongly encouraged to consult with your own federal income tax advisor about the advisability of accepting the Rescission Offer.

For example, if at the end of the quarter ended December 31, 2006, you paid $1000 to acquire Shares (pursuant to a right granted to you on October 1, 2006), you would have acquired Shares with a Fair Market Value (as defined in the ESPP) on that date of approximately $1,176; this difference in value reflects the 15% discount which you received under the ESPP compared to the market value of those Shares at the end of that quarter. This discussion assumes that such $1,176 is the “fair market value” of the Shares on that date. If you accept the Rescission Offer, your disposition of those Shares will be a disqualifying disposition, since it occurs within two years of the time the right to buy these Shares was granted to you under the ESPP. The Rescission Offer price we will pay you for the Shares will be approximately $1,093 (your purchase price plus interest). Accordingly, your sale of these Shares pursuant to the Rescission Offer would cause you to recognize ordinary compensation income in the amount of $176 ($1,176 minus $1000), and then to recognize a capital loss of $83 (1,176 minus $1,093).

In this example, the net tax consequences to you would then depend on your ability to utilize capital losses and on the marginal tax rates to which you are subject. If you are able to offset all of this capital loss against your current year ordinary compensation income (e.g., because your total capital losses from all sources are less than $3000), your net tax result will be that you pay tax at ordinary income rates on your net economic profit (i.e., on the excess of the price you receive over the price you paid for the Shares). In that event, the taxes arising from the transaction will reduce but not outweigh the economic benefit of the transaction. On the other hand, if you are completely unable to utilize any capital losses now or in the future (e.g., because you have significant other capital losses and no expectation of future capital gains), and you are subject to an effective combined marginal net federal and state income tax rate of 45%, the net tax payable by you should be about $79 (45% of 176). In that event, it would not be economically beneficial for you to sell those Shares pursuant to the Rescission Offer if the fair market value of the Shares on the Expiration Date is more than $1,014, because the adverse tax consequences of $79 would exceed the non-tax economic gain to you of accepting the Rescission Offer (i.e., the excess of the Rescission Offer price over the then current market value of those Shares).

The foregoing example is a purely hypothetical illustration and may differ from your actual position; please consult with your own tax advisor concerning the tax consequences in your particular situation. While there is no simple rule of thumb for determining whether such tax consequences will outweigh the economic benefit for Shares sold in a disqualifying disposition, this will generally not occur if the fair market value of those Shares on the Expiration Date is significantly less than the price you paid for those Shares.

Persons Who Sold Shares At a Loss Before the Rescission Offer

Holders who sold their Shares at a loss before the Rescission Offer and accept the Rescission Offer, and thus receive a cash payment in compensation for their losses, will recognize taxable income in the amount of such payment. Under general principles of federal income taxation, the character of such income should depend on the type of income or loss which gives rise to the payment. Thus income recognized by you from accepting the Rescission Offer should be capital gain to the extent it compensates you for a capital loss suffered upon the earlier sale. Although the law is not completely clear, we believe that the remainder of the amount paid to you in excess of your prior capital loss should be taxed as ordinary compensation income, thus producing a result similar to what you would have experienced if you had not originally sold the Shares but had instead sold them pursuant to this Rescission Offer.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet website at www.dell.com. All of our reports filed with the SEC (including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements) are accessible through the Investor Relations section of our website at www.dell.com/investor, free of charge, as soon as reasonably practicable after electronic filing. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended February 1, 2008;

•	Our Proxy Statement for the Annual Meeting of Stockholders scheduled for July 18, 2008;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2008;

•	Our Current Reports on Form 8-K filed on February 12, 2008, March 31, 2008, April 17, 2008, April 24, 2008, May 19, 2008 and June 5, 2008; and

•	The description of our common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A dated June 20, 1988, including any amendment or report filed to update such description.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Dell Investor Relations, Dell Inc., One Dell Way, Round Rock, Texas 78682, telephone (512) 728-7800, on the “Investor Relations” section of Dell’s website at http://www.dell.com/investor or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

LEGAL MATTERS

Unless otherwise specified in this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for us by Janet B. Wright, Esq., Director–Corporate Legal of our Company.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Dell Inc.’s Current Report on Form 8-K dated June 5, 2008 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Dell Inc. for the year ended February 1, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following is an itemized statement of the expenses expected to be incurred in connection with the Rescission Offer. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$5,875
Accounting fees and expenses	15,000
Printing and mailing fees	156,000
Legal fees and expenses	135,000
Miscellaneous	1,187,500
Total	$1,499,375

Item 14.	Indemnification of Directors and Officers.

Under our Restated Certificate of Incorporation and Restated Bylaws, our officers and directors are entitled to indemnification from Dell to the fullest extent permitted by the General Corporation Law of the State of Delaware, or DGCL. In addition, Dell may, to the fullest extent permitted by the DGCL or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify its other employees and agents. Pursuant to Section 145 of the DGCL, Dell generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of Dell, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of Dell, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if the person is adjudged to be liable to Dell unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Dell also has the power to purchase and maintain insurance for its directors and officers.

The preceding discussion of our Restated Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified by the Restated Certificate of Incorporation and Section 145 of the DGCL.

We have entered into indemnification agreements with each of our non-employee directors. Those agreements do not increase the extent or scope of the indemnification provided, but were entered into to establish processes and procedures for indemnification claims.

Item 15.	Recent Sales of Unregistered Securities.

Set forth below is a listing of all sales of securities by Dell during the past three years not registered under the Securities Act of 1933, as amended:

Internal Restructuring. We have modified the corporate organizational structure of certain of our subsidiaries to achieve more integrated global operations and to provide various financial, operational, and tax efficiencies. In connection with this internal restructuring, on December 28, 2006, we issued approximately 475 million shares of our common stock valued at $12.0 billion based on the closing price on The NASDAQ Stock Market on that date, to a wholly-owned subsidiary in return for an equivalent value in equity interests in the subsidiary. As part of the restructuring, the subsidiary used these shares to acquire a controlling interest in another wholly-owned subsidiary. Because all the shares issued as part of this restructuring are held by one or more of our wholly-owned subsidiaries, the shares are not considered outstanding in our consolidated financial statements or for voting purposes. We continue to be the ultimate beneficial owner of all subsidiaries involved in the internal restructuring.

These shares have not been registered under the Securities Act and were issued in a transaction not involving a public offering pursuant to the exemption under Section 4(2) of the Securities Act. The shares may not be resold absent registration or an applicable exemption from the registration requirements under the Securities Act or other applicable law.

Certain Employee Benefit Plan Securities. As a result of our inability to file our Annual Report on Form 10-K for Fiscal 2007 on its due date (April 3, 2007), we suspended our sale of Dell securities under our various employee benefit plans. In preparing for that suspension, we discovered that we had inadvertently failed to file with the SEC certain registration statements relating to securities under the plans.

•	Employee Stock Purchase Plan: Until the first quarter of Fiscal 2009, we maintained an Employee Stock Purchase Plan available to substantially all our employees worldwide. In 1994, stockholders approved additional shares for issuance under our Employee Stock Purchase Plan. We discovered that the issuance of these additional shares was never registered. Consequently, we have inadvertently issued approximately 54 million unregistered shares under this plan since 1996.

•	Retirement Plans: We maintain a 401(k) retirement savings plan that is available to substantially all of our U.S. employees and a separate retirement plan that is available to our employees in Canada. Both of those plans contain a “Dell Stock Fund,” and both plans allow participants to allocate some or all of their account balances to interests in the Dell Stock Fund. The Dell common stock held in the Dell Stock Funds is not purchased from Dell; rather, the plan trustees accumulate the plan contributions that are directed to the Dell Stock Funds and purchase for the Dell Stock Funds shares of Dell common stock in open market transactions. Nevertheless, because we sponsor the plans, we may be required to register certain transactions in the plans related to shares of Dell common stock. We discovered that we may be deemed to have been required to file a Form S-8 in July 2003 to register additional share transactions in the 401(k) plan and a Form S-8 to register share transactions in the Canadian retirement plan in 1999. Consequently, we may be deemed to have inadvertently failed to register transactions in the two plans relating to up to approximately 37 million shares.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit
Number		Description of Exhibit

3.1		Restated Certificate of Incorporation, filed February 1, 2006 (incorporated by reference to Exhibit 3.3 of Dell’s Current Report on Form 8-K filed on February 2, 2006, Commission File No. 0-17017).

3.2		Restated Bylaws, as amended and effective March 8, 2007 (incorporated by reference to Exhibit 3.1 of Dell’s Current Report on Form 8-K filed on March 13, 2007, Commission File No. 0-17017).

4.1		Indenture, dated as of April 27, 1998, between Dell Computer Corporation and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.2		Officers’ Certificate pursuant to Section 301 of the Indenture establishing the terms of Dell’s 6.55% Senior Notes Due 2008 (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.3		Officers’ Certificate pursuant to Section 301 of the Indenture establishing the terms of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.4 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.4		Form of Dell’s 6.55% Senior Notes Due 2008 (incorporated by reference to Exhibit 99.5 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.5		Form of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.6 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.6		Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Trust Company, N.A., as trustee (including the form of notes) (incorporated by reference to Exhibit 4.1 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017).

4.7		Exchange and Registration Rights Agreement, dated as of April 17, 2008, among Dell Inc. and Barclays Capital Inc., Goldman Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named therein (incorporated by reference to Exhibit 4.2 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017).

5	.1*	Opinion of Janet B. Wright, Esq., Director–Corporate Legal of Dell Inc. regarding legality of common stock being registered.

10.1		Amended and Restated Dell Computer Corporation 1994 Incentive Plan (incorporated by reference to Exhibit 99 of Dell’s Registration Statement on Form S-8, filed October 31, 2000, Registration No. 333-49014).

10.2		Amended and Restated Dell Computer Corporation 1998 Broad Based Stock Option Plan (incorporated by reference to Exhibit 99 of Dell’s Registration Statement on Form S-8, filed October 31, 2000, Registration No. 333-49016).

10.3		Dell Computer Corporation 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Dell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2002, Commission File No. 0-17017).

10.4		Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Appendix A of Dell’s 2007 proxy statement filed on October 31, 2007, Commission File No. 0-17017).

10.5		Amended and Restated Dell Inc. 401(k) Plan, adopted effective as of January 1, 2007 (incorporated by reference to Exhibit 10.5 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017).

10.6	Amended and Restated Dell Computer Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.6 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 30, 2004, Commission File No. 0-17017).

10.7	Executive Incentive Bonus Plan, adopted July 18, 2003 (incorporated by reference to Exhibit 10.1 of Dell’s Quarterly Report on Form 10-Q for the fiscal year ended August 1, 2003, Commission File No. 0-17017).

10.8	Form of Indemnification Agreement between Dell and each Non-Employee Director of Dell (incorporated by reference to Exhibit 10.11 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003, Commission File No. 0-17017).

10.9	Form of Performance Based Stock Unit Agreement for employees under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed March 14, 2006, Commission File No. 0-17017).

10.10	Form of Restricted Stock Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017).

10.11	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017).

10.12	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017).

10.13	Form of Nonstatutory Stock Option Agreement for grant to Donald J. Carty under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed December 20, 2006, Commission File No. 0-17017).

10.14	Form of Stock Unit Agreement for grant to Donald J. Carty under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed December 20, 2006, Commission File No. 0-17017).

10.15	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 of Dell’s Quarterly Report on Form 10-Q filed on October 30, 2007, Commission File No. 0-17017).

10.16	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of Dell’s Quarterly Report on Form 10-Q filed on October 30, 2007, Commission File No. 0-17017).

10.17	Form of Performance Based Stock Unit Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.17 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017).

10.18	Form of Nonstatutory Stock Option Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.18 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017).

10.19	Form of Restricted Stock Unit Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.19 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017).

10.20	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed on July 16, 2007, Commission file No. 0-17017).

10.21		Form of Release Agreement between Dell and Current and Former Executive Officers with respect to Expired Stock Options (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K file July 16, 2007, Commission file No. 0-17017).

10.22		Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement between Kevin B. Rollins and Dell Inc. (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed February 20, 2007, Commission File No. 0-17017).

10.23		Letter Agreement regarding Severance Benefits between Michael R. Cannon and Dell Inc. (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017).

10.24		Letter Agreement regarding Severance Benefits between Ronald G. Garriques and Dell Inc. (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017).

10.25		Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017).

10.26		Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed on September 12, 2007, Commission file No. 0-17017).

10.27		Separation Agreement and Release between Kevin B. Rollins and Dell Inc. (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed February 20, 2007, Commission File No. 0-17017).

21		Subsidiaries of Dell (incorporated by reference to Exhibit 21 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 2, 2007, Commission File No. 0-17017).

23.1		Consent of Janet B. Wright, Esq. (included as part of her opinion filed as Exhibit 5.1) (see Exhibit 5.1 above).

23	.2*	Consent of Independent Registered Public Accounting Firm.

24	.1*	Power of Attorney (set forth on signature page).

99	.1*	Forms of cover letters to Rescission Offer recipients.

99	.2*	Form of Rescission Offer Election Form.

*	Filed herewith

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

(c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, on the 5th day of June, 2008.

DELL INC.

By:	/s/ Michael S. Dell
Michael S. Dell
Chairman and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints each of Michael S. Dell and Lawrence P. Tu as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this registration statement as that attorney-in-fact may deem necessary or appropriate.

Name	Title	Date

/s/ Michael S. Dell Michael S. Dell	Chairman and Chief Executive Officer (principal executive officer)	June 5, 2008

/s/ Donald J. Carty Donald J. Carty	Vice Chairman and Chief Financial Officer (principal financial officer)	June 5, 2008

/s/ William H. Gray, III William H. Gray, III	Director	June 5, 2008

/s/ Sallie L. Krawcheck Sallie L. Krawcheck	Director	June 5, 2008

/s/ Alan G. Lafley Alan G. Lafley	Director	June 5, 2008

/s/ Judy C. Lewent Judy C. Lewent	Director	June 5, 2008

/s/ Thomas W. Luce III Thomas W. Luce III	Director	June 5, 2008

/s/ Klaus S. Luft Klaus S. Luft	Director	June 5, 2008

/s/ Alex J. Mandl Alex J. Mandl	Director	June 5, 2008

/s/ Michael A. Miles Michael A. Miles	Director	June 5, 2008

Name	Title	Date

/s/ Samuel A. Nunn, Jr. Samuel A. Nunn, Jr.	Director	June 5, 2008

/s/ Thomas W. Sweet Thomas W. Sweet	Vice President, Corporate Finance (principal accounting officer)	June 5, 2008

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibit

3.1		Restated Certificate of Incorporation, filed February 1, 2006 (incorporated by reference to Exhibit 3.3 of Dell’s Current Report on Form 8-K filed on February 2, 2006, Commission File No. 0-17017).

3.2		Restated Bylaws, as amended and effective March 8, 2007 (incorporated by reference to Exhibit 3.1 of Dell’s Current Report on Form 8-K filed on March 13, 2007, Commission File No. 0-17017).

4.1		Indenture, dated as of April 27, 1998, between Dell Computer Corporation and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.2		Officers’ Certificate pursuant to Section 301 of the Indenture establishing the terms of Dell’s 6.55% Senior Notes Due 2008 (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.3		Officers’ Certificate pursuant to Section 301 of the Indenture establishing the terms of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.4 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.4		Form of Dell’s 6.55% Senior Notes Due 2008 (incorporated by reference to Exhibit 99.5 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.5		Form of Dell’s 7.10% Senior Debentures Due 2028 (incorporated by reference to Exhibit 99.6 of Dell’s Current Report on Form 8-K filed April 28, 1998, Commission File No. 0-17017).

4.6		Indenture, dated as of April 17, 2008, between Dell Inc. and The Bank of New York Trust Company, N.A., as trustee (including the form of notes) (incorporated by reference to Exhibit 4.1 of Dell’s Current Report on Form 8-K filed April 17, 2008, Commission File No. 0-17017).

4.7		Exchange and Registration Rights Agreement, dated as of April 17, 2008, among Dell Inc. and Barclays Capital Inc., Goldman Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named therein (incorporated by reference to Exhibit 4.2 of Dell’s Current Report on Form 8-K filled April 17, 2008, Commission File No. 0-17017).

5	.1*	Opinion of Janet B. Wright, Esq., Director–Corporate Legal of Dell Inc. regarding legality of common stock being registered.

10.1		Amended and Restated Dell Computer Corporation 1994 Incentive Plan (incorporated by reference to Exhibit 99 of Dell’s Registration Statement on Form S-8, filed October 31, 2000, Registration No. 333-49014).

10.2		Amended and Restated Dell Computer Corporation 1998 Broad Based Stock Option Plan (incorporated by reference to Exhibit 99 of Dell’s Registration Statement on Form S-8, filed October 31, 2000, Registration No. 333-49016).

10.3		Dell Computer Corporation 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Dell’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2002, Commission File No. 0-17017).

10.4		Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Appendix A of Dell’s 2007 proxy statement filed on October 31, 2007, Commission File No. 0-17017).

10.5		Amended and Restated Dell Inc. 401(k) Plan, adopted effective as of January 1, 2007 (incorporated by reference to Exhibit 10.5 to Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017).

10.6	Amended and Restated Dell Computer Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.6 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 30, 2004, Commission File No. 0-17017).

10.7	Executive Incentive Bonus Plan, adopted July 18, 2003 (incorporated by reference to Exhibit 10.1 of Dell’s Quarterly Report on Form 10-Q for the fiscal year ended August 1, 2003, Commission File No. 0-17017).

10.8	Form of Indemnification Agreement between Dell and each Non-Employee Director of Dell (incorporated by reference to Exhibit 10.11 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003, Commission File No. 0-17017).

10.9	Form of Performance Based Stock Unit Agreement for employees under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed March 14, 2006, Commission File No. 0-17017).

10.10	Form of Restricted Stock Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017).

10.11	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017).

10.12	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed July 27, 2006, Commission File No. 0-17017).

10.13	Form of Nonstatutory Stock Option Agreement for grant to Donald J. Carty under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed December 20, 2006, Commission File No. 0-17017).

10.14	Form of Stock Unit Agreement for grant to Donald J. Carty under the 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed December 20, 2006, Commission File No. 0-17017).

10.15	Form of Restricted Stock Unit Agreement for Non-Employee Directors under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 of Dell’s Quarterly Report on Form 10-Q filed on October 30, 2007, Commission File No. 0-17017).

10.16	Form of Nonstatutory Stock Option Agreement for Non-Employee Directors under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 of Dell’s Quarterly Report on Form 10-Q filed on October 30, 2007, Commission File No. 0-17017).

10.17	Form of Performance Based Stock Unit Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.17 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017).

10.18	Form of Nonstatutory Stock Option Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.18 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017).

10.19	Form of Restricted Stock Unit Agreement for Executive Officers under the Amended and Restated 2002 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.19 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 1, 2008, Commission File No. 0-17017).

10.20	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed on July 16, 2007, Commission file No. 0-17017).

10.21		Form of Release Agreement between Dell and Current and Former Executive Officers with respect to Expired Stock Options (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K file July 16, 2007, Commission file No. 0-17017).

10.22		Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement between Kevin B. Rollins and Dell Inc. (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed February 20, 2007, Commission File No. 0-17017).

10.23		Letter Agreement regarding Severance Benefits between Michael R. Cannon and Dell Inc. (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017).

10.24		Letter Agreement regarding Severance Benefits between Ronald G. Garriques and Dell Inc. (incorporated by reference to Exhibit 99.2 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017).

10.25		Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement (incorporated by reference to Exhibit 99.3 of Dell’s Current Report on Form 8-K filed February 21, 2007, Commission File No. 0-17017).

10.26		Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers (incorporated by reference to Exhibit 10.1 of Dell’s Current Report on Form 8-K filed on September 12, 2007, Commission file No. 0-17017).

10.27		Separation Agreement and Release between Kevin B. Rollins and Dell Inc. (incorporated by reference to Exhibit 99.1 of Dell’s Current Report on Form 8-K filed February 20, 2007, Commission File No. 0-17017).

21		Subsidiaries of Dell (incorporated by reference to Exhibit 21 of Dell’s Annual Report on Form 10-K for the fiscal year ended February 2, 2007, Commission File No. 0-17017).

23.1		Consent of Janet B. Wright, Esq. (included as part of her opinion filed as Exhibit 5.1) (see Exhibit 5.1 above).

23	.2*	Consent of Independent Registered Public Accounting Firm.

24	.1*	Power of Attorney (set forth on signature page).

99	.1*	Forms of cover letters to Rescission Offer recipients.

99	.2*	Form of Rescission Offer Election Form.

*	Filed herewith